NORTHPOINTE BANCSHARES, INC. REPORTS THIRD QUARTER 2025 RESULTS
GRAND RAPIDS, MICHIGAN, October 21, 2025 – Northpointe Bancshares, Inc. (NYSE: NPB) ("Northpointe" or the "Company"), holding company for Northpointe Bank, today reported net income to common stockholders of $20.1 million, or $0.57 per diluted share, for the third quarter of 2025. This compares to $18.0 million, or $0.51 per diluted share, for the second quarter of 2025, and $17.1 million, or $0.67 per diluted share, for the third quarter of 2024. The decrease in earnings per diluted share from the prior year quarter reflects additional common shares issued from the initial public offering completed on February 13, 2025.
"The momentum we are building across our business lines resulted in strong financial performance in the third quarter, highlighted by strong balance sheet growth and an improvement in net income from the prior quarter and year," remarked Chuck Williams, Chairman and Chief Executive Officer. "We've continued to experience exceptional performance in our Mortgage Purchase Program business, increasing balances by $1.7 billion over the prior year level and funding $9.8 billion in total loans during the third quarter. In the residential lending channel, both mortgage locks and applications increased from the prior quarter, and all-in-one loan balances increased by 23% annualized. On the funding side, interest-bearing demand deposits increased by over $300 million from the prior quarter as we completed an initiative to bring in valuable new custodial deposits during the third quarter."
Third Quarter 2025 Highlights
•Net income to common stockholders of $20.1 million, up $2.1 million from the prior quarter.
•Delivered improved financial performance from the prior quarter, including:
•Return on average equity of 14.23%, compared to 13.60% in the prior quarter.
•Return on average tangible common equity of 15.41%, compared to 14.49% in the prior quarter (see non-GAAP reconciliation).
•Return on average assets of 1.34%, flat from the prior quarter.
•Efficiency ratio of 53.38%, compared to 53.80% in the prior quarter.
•Net interest income after provision increased by $3.6 million from the prior quarter, reflecting strong growth in average interest-earning assets and expansion in net interest margin, partially offset by an increase in the provision for credit losses.
•Non-interest income increased by $1.6 million from the prior quarter driven primarily by increases in the fair value of loans held for investment and lender risk account ("LRA") attributable to changes in market interest rates.

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•Non-interest expense increased by $2.6 million from the prior quarter driven primarily by higher salaries and benefits, including a $935,000 increase in expense related to a legacy stock appreciation rights plan resulting from the increase in stock price, as well as higher other taxes and insurance expense related to FDIC insurance premiums.
•Loans held for investment increased by $470.4 million, or 34% annualized, from the prior quarter, reflecting strong growth in Mortgage Purchase Program ("MPP") and first-lien home equity lines which are tied seamlessly to a demand deposit sweep account (the Company commonly refers to these loans as “All-in-One” or “AIO” loans) balances.
•Total deposits increased by $295.6 million from the prior quarter driven primarily by new custodial account balances onboarded during the third quarter of 2025.
•Wholesale funding ratio improved to 67.58% from 70.71% in the prior quarter.
•Total delinquent loans (including non-performing loans and loans past due 31 to 89 days) decreased by $4.6 million from the prior quarter.
•The Company's Board of Directors declared a regular quarterly cash dividend of $0.025 per share, payable on November 3, 2025 to shareholders of record as of October 15, 2025.
Net Interest Income
Net interest income before provision was $40.3 million for the third quarter of 2025, an increase of $3.8 million compared to the second quarter of 2025. The linked quarter increase reflects a 3 basis point improvement in net interest margin and a $465.6 million increase in average interest-earning assets. As compared to the third quarter of 2024, net interest income before provision increased by $11.9 million, driven primarily by a 27 basis point improvement in net interest margin and a $1.33 billion increase in average interest-earning assets.
Net interest margin was 2.47% for the third quarter of 2025, an increase of 3 basis points compared to 2.44% in the second quarter of 2025. This increase was driven primarily by an improvement in loan yields and the mix of interest-earning assets, along with flat overall funding costs. As compared to the third quarter of 2024, net interest margin increased by 27 bps, as the decrease in the yield earned on interest-earning assets was outpaced by a larger decrease in the rate paid on interest-bearing liabilities.
Average interest-earning assets increased by $465.6 million from June 30, 2025 and by $1.33 billion compared to September 30, 2024. The increases from both comparable periods reflect the strong growth in MPP and AIO balances, partially offset by continued run-off in the remainder of the loan portfolio.
Provision for Credit Losses
The Company recorded a total provision for credit losses (including provisions for loans and unfunded commitments) of $828,000 in the third quarter of 2025, compared to $583,000 in the second quarter of 2025 and $178,000 in the third quarter of 2024. The Company's quarterly provision for credit losses reflects loan charge-offs, along with factors such as loan growth, portfolio mix, reserves on individually evaluated loans, credit migration trends, and changes in the economic forecasts used in the credit models. The increases from both comparable periods were driven primarily by higher loan charge-offs, largely attributable to two larger mortgage loans.

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Non-interest Income
Non-interest income was $24.0 million for the third quarter of 2025, an increase of $1.6 million compared to the second quarter of 2025 and a decrease of $1.7 million compared to the third quarter of 2024.
MPP fees were $1.5 million for the third quarter of 2025, an increase of $102,000 compared to the second quarter of 2025 and a decrease of $81,000 compared to the third quarter of 2024. The linked quarter increase reflects higher levels of funded loans in the MPP business and the decrease from prior year quarter reflects lower levels of participations.
Loan servicing fees were $1.1 million for the third quarter of 2025, a decrease of $408,000 compared to the second quarter of 2025 and an increase of $1.4 million compared to the third quarter of 2024. Both the linked quarter increase and decrease from prior year quarter were driven primarily by changes in the fair value of mortgage servicing rights ("MSRs") primarily attributable to the movement in market interest rates during the respective periods.
Net gain on sale of loans was $21.0 million for the third quarter of 2025, compared to $19.4 million for the second quarter of 2025 and $24.6 million for the third quarter of 2024. Net gain on sale of loans includes the capitalization of new MSRs, gains or losses on the sale of portfolio loans, changes in fair value of loans, and gains on the sale of loans.
The net gain on sale of loans for the third quarter of 2025 included an increase of $2.2 million from the combined change in fair value of loans held for investment and LRA, both attributable to changes in market interest rates, and a $1.2 million gain on the sale of portfolio loans. Excluding these items (see Net Gain on Sale of Loans table below for a reconciliation), net gain on sale of loans was $17.5 million, flat on a comparative basis from the second quarter of 2025 and up from $14.8 million on a comparative basis in the third quarter of 2024. The increase from the prior year quarter was driven primarily by higher saleable residential mortgage rate lock commitments and originations.
Other non-interest income was $285,000 for the third quarter of 2025, compared to a loss of $32,000 for the second quarter of 2025 and a loss of $445,000 for the third quarter of 2024. The Company recognized net gains on sale of other real estate owned of $282,000 in the third quarter of 2025 compared to net losses of $30,000 in the second quarter of 2025 and net losses of $180,000 in the third quarter of 2024. Other non-interest income in the third quarter of 2024 also included $312,000 in losses on lease termination and sale of assets.
Non-interest Expense
Non-interest expense was $34.4 million for the third quarter of 2025, an increase of $2.6 million compared to the second quarter of 2025 and an increase of $5.0 million compared to the third quarter of 2024.
Salaries and benefits expense was $24.3 million for the third quarter of 2025, an increase of $2.1 million compared to the second quarter of 2025. This increase was driven primarily by bonus and incentive compensation, which increased by $1.9 million, and included a $935,000 increase in expense related to a legacy stock appreciation rights plan resulting from the increase in stock price, along with higher incentive compensation from the improvement in business activity over the same period. As compared to the third quarter of 2024, salaries and benefits expense increased by $3.6 million, driven primarily by higher bonus and incentive compensation (up $1.7 million), reflecting higher expense

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related to the legacy stock appreciation rights plan and additional restricted stock expense from the initial public offering, as well as higher variable compensation on mortgage production (up $946,000).
Professional fees decreased by $92,000 on a linked quarter basis, and increased by $561,000 compared to the third quarter of 2024. The increase compared to the prior year quarter was driven primarily by higher ongoing customary public company compliance costs.

Other taxes and insurance increased by $808,000 on a linked quarter basis, and by $396,000 compared to the third quarter of 2024. The increase for both compared periods was driven primarily by higher FDIC assessment expense resulting from the growth in assets and continued utilization of capital.
All other categories of non-interest expense decreased by $182,000 on a linked quarter basis and increased by $474,000 compared to the third quarter of 2024. The linked quarter decrease was driven primarily by lower servicing expenses related to additional fees incurred during the prior quarter. As compared to the third quarter of 2024, the increase was driven primarily by additional expenses associated with the Company's private label outsourcing of its non-specialized mortgage servicing to a scaled sub-servicer.
Taxes
Income tax expense for the third quarter of 2025 was $7.0 million, compared to $6.3 million for the second quarter of 2025 and $5.9 million for the third quarter of 2024. The Company's effective tax rate was 24.00% for the third quarter of 2025, compared to 23.67% for the second quarter of 2025 and 24.02% for the third quarter of 2024.
Balance Sheet Highlights
Total assets were $6.84 billion at September 30, 2025, representing an increase of $408.7 million compared to June 30, 2025 and an increase of $1.45 billion compared to September 30, 2024. The increase in total assets at September 30, 2025, compared to both June 30, 2025 and September 30, 2024, was driven primarily by an increase in total loans, particularly growth in MPP and AIO balances.
Gross loans held for investment were $5.97 billion at September 30, 2025, an increase of $470.4 million, or 34% annualized, compared to June 30, 2025 and an increase of $1.56 billion, or 35%, compared to September 30, 2024. The linked quarter increase in gross loans held for investment was driven primarily by growth in MPP balances, which were up 65% annualized and growth in AIO loans, which were up 23% annualized. These increases were partially offset by a decrease of $41.5 million in the remainder of the loans held for investment portfolio. Loans held for sale totaled $259.8 million at September 30, 2025, compared to $331.2 million at June 30, 2025 and $345.0 million at September 30, 2024, and reflect the timing of closing saleable residential mortgage originations and any portfolio loan sales (which are temporarily moved to held for sale) completed during the quarter.
The Company continues to focus on growing its two main loan portfolios, AIO and MPP. Outside of these two portfolios, no other significant loans are being added to the loans held for investment portfolio. At September 30, 2025, virtually all of the loan portfolio was comprised of loans collateralized by residential property.
Total deposits were $4.77 billion at September 30, 2025, an increase of $295.6 million, or 26% annualized, compared to June 30, 2025 and an increase of $1.24 billion, or 35%, compared to September 30, 2024. The linked quarter increase was driven primarily by higher interest-bearing

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demand deposits as the Company completed its initiative to bring in a new custodial account relationship during the third quarter. As compared to September 30, 2024, the increase reflected a higher level of brokered CDs, along with increases in the Company's diversified digital deposit banking platform including non-interest bearing demand, interest-bearing demand, retail CDs and rateboard CDs, including the new custodial account relationship.
Total borrowings were $1.37 billion at September 30, 2025, an increase of $94.1 million compared to June 30, 2025 and an increase of $60.3 million compared to September 30, 2024. The increase for both compared periods was driven primarily by utilization of the Company's short-term line of credit borrowing facilities.
Asset Quality
The Company’s allowance for credit losses was $12.3 million at September 30, 2025, $12.4 million at June 30, 2025 and $12.2 million at September 30, 2024. The allowance for credit losses represented 0.21% of loans held for investment at September 30, 2025, 0.23% of loans held for investment at June 30, 2025 and 0.28% of loans held for investment at September 30, 2024.
Net charge-offs were $977,000, or 7 basis points annualized as a percentage of average loans, for the third quarter of 2025. This compares to $488,000, or 4 basis points annualized as a percentage of average loans, for the second quarter of 2025, and $554,000, or 5 basis points annualized as a percentage of average loans, for the third quarter of 2024.
A substantial portion of the Company's non-performing loans are wholly or partially guaranteed by the U.S. Government, so asset quality metrics within this earnings release are shown with and without these guaranteed loans. Non-performing assets were $85.2 million at September 30, 2025 ($57.7 million excluding guaranteed loans), $87.1 million at June 30, 2025 ($58.5 million excluding guaranteed loans) and $81.9 million at September 30, 2024 ($44.7 million excluding guaranteed loans). Non-performing assets represented 1.25% of total assets at September 30, 2025 (0.85% excluding guaranteed loans), 1.35% at June 30, 2025 (0.91% excluding guaranteed loans) and 1.52% at September 30, 2024 (0.84% excluding guaranteed loans).
Capital
At September 30, 2025, the estimated capital levels for the Company and its subsidiary bank, Northpointe Bank (the “Bank”), remained well in excess of the minimum amounts needed for capital adequacy purposes and the Bank’s capital levels met the necessary requirements to be considered "well-capitalized". The regulatory capital ratios as of September 30, 2025 are estimates, pending completion and filing of the Bank's regulatory reports.
Earnings Presentation and Conference Call
Northpointe will host its third quarter of 2025 earnings conference call on October 22, 2025 at 10:00 a.m. E.T. During the call, management will discuss the third quarter of 2025 financial results and provide an update on recent activities. There will be a live question-and-answer session following the presentation. It is recommended you join 10 minutes prior to the start time. Participants may access the live conference call by dialing 1-877-413-2414 and requesting “Northpointe Bancshares, Inc. Conference Call”. The conference call will also be webcast live at ir.northpointe.com. An audio archive will be available on the website following the call.

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Forward Looking Statements
Statements in this earnings release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this earnings release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this earnings release and could cause us to make changes to our future plans. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment rates, inflationary pressures, increasing insurance costs, elevated interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; uncertain duration of trade conflicts; potential impacts of adverse developments in the banking and mortgage industries, including impacts on deposits, liquidity and the regulatory rules and regulations; risks arising from media coverage of the banking and mortgage industries; risks arising from perceived instability in the banking and mortgage sectors; changes in the interest rate environment, including changes to the federal funds rate, which could have an adverse effect on the Company’s profitability; changes in prices, values and sales volumes of residential real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity and the impact of generative artificial intelligence; increased competition in the financial services industry, particularly from regional and national institutions; the impact of a failure in, or breach of, the Company's operational or security systems or infrastructure, or those of third parties with whom the Company does business, including as a result of cyber-attacks or an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting the Company or the Company's customers; the effects of war or other conflicts; the impact of action or inaction by the federal government, including as a result of any prolonged government shutdown; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs.
Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S.

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Securities and Exchange Commission (the “SEC”), and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this earnings release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this earnings release are qualified in their entirety by this cautionary statement.
About Northpointe
Headquartered in Grand Rapids, Michigan, Northpointe Bancshares, Inc. is the holding company of Northpointe Bank, a client-focused company that provides home loans and retail banking products to communities across the nation. Our mission is to be the best bank in America by bringing value and innovation to the people we serve. To learn more visit www.northpointe.com.
Contacts:
Kevin Comps | President | 616-974-8491 | kevin.comps@northpointe.com
Brad Howes | CFO | 616-726-2585 | brad.howes@northpointe.com

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NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	Sept 30, 2025	June 30, 2025	Sept 30, 2024	Sept 30, 2025	Sept 30, 2024
Interest income
Loans - including fees	$94,044	$86,260	$75,033	$252,376	$210,660
Investment securities - taxable	87	158	157	399	477
Federal Home Loan Bank ("FHLB") stock - taxable	1,605	1,553	1,641	4,786	4,751
Interest bearing deposits	6,100	5,122	6,520	16,518	18,943
Total interest income	101,836	93,093	83,351	274,079	234,831

Interest expense
Deposits	48,169	43,582	40,937	128,061	111,968
Subordinated debentures	679	678	1,271	2,244	2,855
Borrowings	12,657	12,313	12,740	36,534	35,815
Total interest expense	61,505	56,573	54,948	166,839	150,638

Net interest income	40,331	36,520	28,403	107,240	84,193
Provision for credit losses	852	548	484	2,785	1,212
Provision (benefit) for unfunded commitments	(24)	35	(306)	(79)	(1,094)
Net interest income after provision (benefit) for credit losses	39,503	35,937	28,225	104,534	84,075

Non-Interest Income
Service charges on deposits and fees	217	239	363	635	1,387
Loan servicing fees	1,117	1,525	(289)	3,637	5,970
MPP fees	1,457	1,355	1,538	3,952	3,823
Net gain on sale of loans	20,953	19,351	24,591	58,892	49,656
Other non-interest income	285	(32)	(445)	2,224	(1,527)
Total Non-Interest Income	24,029	22,438	25,758	69,340	59,309

Non-Interest Expense
Salaries and benefits	24,336	22,234	20,779	67,012	58,817
Occupancy and equipment	811	918	1,014	2,701	3,456
Data processing expense	2,190	2,155	2,207	6,451	7,047
Professional fees	1,701	1,793	1,140	4,722	3,341
Other taxes and insurance	1,998	1,190	1,602	4,974	4,894
Other non-interest expense	3,322	3,432	2,628	9,590	7,599
Total Non-Interest Expense	34,358	31,722	29,370	95,450	85,154

Income before income taxes	29,174	26,653	24,613	78,424	58,230
Income tax expense	7,001	6,309	5,913	18,658	14,061

Net Income	$22,173	$20,344	$18,700	$59,766	$44,169
Preferred stock dividends	2,041	2,296	1,601	6,544	5,853
Net Income Available To Common Stockholders	$20,132	$18,048	$17,099	$53,222	$38,316

Basic Earnings Per Share	$0.58	$0.52	$0.67	$1.61	$1.49
Diluted Earnings Per Share	$0.57	$0.51	$0.67	$1.58	$1.49

Weighted Average Shares Outstanding	34,602,289	34,574,086	25,689,560	33,006,655	25,689,560
Diluted Weighted Average Shares Outstanding	35,337,136	35,218,962	25,756,431	33,668,316	25,756,431

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NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	Sept 30, 2025	June 30, 2025	Sept 30, 2024
Assets
Cash and cash equivalents	$419,162	$415,659	$440,751
Equity securities	1,342	1,329	1,346
Debt securities available for sale	4,752	8,785	8,411
FHLB stock	80,109	69,574	69,574
Loans held for sale, at fair value	259,835	331,199	345,024
Loans (1)	5,967,235	5,496,806	4,412,061
Allowance for credit losses	(12,250)	(12,375)	(12,220)
Net loans	5,954,985	5,484,431	4,399,841

Mortgage servicing rights	16,763	16,388	11,671
Intangible assets, net	1,660	1,806	3,811
Premises and equipment	27,658	27,479	27,877
Other assets	73,314	74,244	77,693
Total Assets	$6,839,580	$6,430,894	$5,385,999

Liabilities
Non-interest-bearing	$235,733	$201,449	$221,928
Interest-bearing	4,533,904	4,272,622	3,309,950
Total Deposits	4,769,637	4,474,071	3,531,878

Borrowings	1,369,034	1,274,929	1,308,750
Subordinated debentures	24,203	24,181	38,897
Subordinated debentures issued through trusts	5,000	5,000	5,000
Deferred tax liability	2,651	3,141	4,539
Other liabilities	45,530	45,295	42,153
Total Liabilities	6,216,055	5,826,617	4,931,217

Stockholders' Equity
Preferred stock, Common stock and Additional paid in capital	276,885	276,885	167,462
Retained earnings	346,829	327,556	287,765
Accumulated other comprehensive loss	(189)	(164)	(445)
Total Stockholders' Equity	623,525	604,277	454,782

Total Liabilities and Stockholders' Equity	$6,839,580	$6,430,894	$5,385,999

(1) Includes $179.4 million, $175.1 million and $175.5 million of loans carried at fair value at September 30, 2025, June 30, 2025 and September 30, 2024, respectively.

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NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)
Selected Financial Highlights

	Three Months Ended			Nine Months Ended
	Sept 30, 2025	June 30, 2025	Sept 30, 2024	Sept 30, 2025	Sept 30, 2024
PER COMMON SHARE
Diluted earnings per share	$0.57	$0.51	$0.67	$1.58	$1.49
Book value	$18.14	$17.58	$17.70	$18.14	$17.70
Tangible book value (1)	$15.23	$14.67	$13.56	$15.23	$13.56

PERFORMANCE RATIOS
Return on average assets (annualized)	1.34%	1.34%	1.41%	1.33%	1.17%
Return on average equity (annualized)	14.23%	13.60%	16.32%	13.70%	13.20%
Return on average tangible common equity (annualized) (1)	15.41%	14.49%	19.56%	14.77%	15.44%
Net interest margin	2.47%	2.44%	2.20%	2.43%	2.30%
Efficiency ratio (2)	53.38%	53.80%	54.23%	54.05%	59.34%

ASSET QUALITY AND RATIOS
Allowance for credit losses to loans held for investment ("HFI")	0.21%	0.23%	0.28%	0.21%	0.28%
Allowance for credit losses to loans HFI (excluding fair value loans)	0.21%	0.24%	0.29%	0.21%	0.29%
Allowance for credit losses to non-accrual loans	15.82%	15.10%	17.28%	15.82%	17.28%
Allowance for credit losses to non-accrual loans (excluding guaranteed) (3)	24.08%	22.75%	36.32%	24.08%	36.32%
Net charge-offs	$977	$488	$554	$1,728	$1,286
Annualized net charge-offs to average loans	0.07%	0.04%	0.05%	0.03%	0.04%
Non-performing assets to total assets	1.25%	1.35%	1.52%	1.25%	1.52%
Non-performing assets to total assets (excluding guaranteed) (3)	0.85%	0.91%	0.84%	0.85%	0.84%
Non-performing loans to total gross loans	1.35%	1.49%	1.68%	1.35%	1.68%
Non-performing loans to total gross loans (excluding guaranteed) (3)	0.91%	1.01%	0.90%	0.91%	0.90%

SELECTED OTHER INFORMATION
Equity / assets	9.12%	9.40%	8.44%	9.12%	8.44%
Tangible common equity / tangible assets (1)	7.66%	7.84%	6.47%	7.66%	6.47%
Loans / deposits (4)	125.11%	122.86%	124.92%	125.11%	124.92%
Liquidity ratio (5)	6.13%	6.46%	8.18%	6.13%	8.18%
Wholesale funding ratio (6)	67.58%	70.71%	74.00%	67.58%	74.00%

SELECTED MORTGAGE DATA
Residential mortgage originations	$636,600	$665,515	$583,471	$1,787,620	$1,557,955
Residential mortgage interest rate lock commitments	$823,261	$753,317	$797,052	$2,306,015	$2,107,284
Residential mortgage applications	$1,113,569	$1,096,299	$1,157,023	$3,283,606	$2,010,634
MPP total loans funded	$9,822,322	$9,009,750	$6,559,838	$25,576,189	$17,380,555
Total loans serviced for others (UPB) (7)	$4,542,688	$4,019,138	$4,082,232	$4,542,688	$4,082,232
Loans serviced for others (UPB)	$1,754,235	$1,596,367	$1,169,711	$1,754,235	$1,169,711
Loans sub-serviced for others (UPB)	$2,788,453	$2,422,771	$2,912,521	$2,788,453	$2,912,521
(1)See non-GAAP reconciliation.
(2)Efficiency ratio is defined as non-interest expense divided by the sum of net interest income and non-interest income.
(3)Ratio excludes non-performing loans wholly or partially insured by the U.S. Government (see non-performing asset table within for more detail).
(4)Loan/deposit ratio reflects loans held for investments as a percentage of total deposits.
(5)Liquidity ratio defined as cash and cash equivalents divided by total assets.
(6)Wholesale funding ratio defined as brokered CDs plus borrowings divided by total deposits plus borrowings.
(7)Excludes UPB of loans held for investment and loans held for sale.

Northpointe Bancshares, Inc. Reports Third Quarter 2025 Results
October 21, 2025
11 of 18

Summary Average Balance Sheet
(Dollars in thousands)
	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024

	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate
Assets
Loans (1)(2)	$5,835,496	$94,044	6.39%	$5,462,596	$86,260	6.33%	$4,581,283	$75,033	6.52%
Securities, AFS (3)	7,116	87	4.85%	9,916	158	6.39%	9,514	157	6.56%
Securities, FHLB Stock	78,621	1,605	8.10%	69,574	1,553	8.95%	69,574	1,641	9.38%
Interest bearing deposits	549,657	6,100	4.40%	463,199	5,122	4.44%	482,059	6,520	5.38%
Total Interest Earning Assets	6,470,890	101,836	6.24%	6,005,285	93,093	6.22%	5,142,430	83,351	6.45%
Noninterest Earning Assets (4)	103,976			105,120			115,250
Total Assets	$6,574,866			$6,110,405			$5,257,680

Liabilities
Deposits:
Transaction accounts	$1,009,709	$11,246	4.42%	$765,245	$8,394	4.40%	$386,912	$4,744	4.88%
Money Market & Savings	325,660	3,143	3.83%	326,396	3,114	3.83%	373,262	4,194	4.47%
Time	3,063,371	33,780	4.37%	2,903,158	32,074	4.43%	2,411,450	31,999	5.28%
Total interest-bearing deposits	4,398,740	48,169	4.34%	3,994,799	43,582	4.38%	3,171,624	40,937	5.13%
Sub Debt	29,189	679	9.23%	29,166	678	9.32%	43,485	1,271	11.63%
Borrowings	1,245,949	12,657	4.03%	1,249,314	12,313	3.95%	1,309,177	12,740	3.87%
Total interest-bearing liabilities	5,673,878	61,505	4.30%	5,273,279	56,573	4.30%	4,524,286	54,948	4.83%
Noninterest-bearing deposits	234,252			195,275			220,747
Other noninterest-bearing liabilities	48,425			41,998			56,819
Total noninterest-bearing liabilities	282,677			237,273			277,566
Equity	618,311			599,853			455,828
	$6,574,866			$6,110,405			$5,257,680

Net Interest Income		$40,331			$36,520			$28,403
Net Interest Spread (5)			1.94%			1.91%			1.62%
Net Interest Margin (6)			2.47%			2.44%			2.20%
(1)    Loan balance includes loans held for investment and held for sale. Nonaccrual loans are included in total loan balances and no adjustment has been made for these loans in the yield calculation. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)    Loan fees of $45,000, $30,000, and $83,000 for the quarters ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively, are included in interest income.
(3)    Average yield based on carrying value and there are no tax-exempt securities in the portfolio.
(4)    Noninterest-earning assets includes the allowance for credit losses.
(5)    Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(6)    Net interest margin is annualized net interest income divided by total average interest-earning assets.

Northpointe Bancshares, Inc. Reports Third Quarter 2025 Results
October 21, 2025
12 of 18

Summary Average Balance Sheet
(Dollars in thousands)
	Nine Months Ended			Nine Months Ended
	September 30, 2025			September 30, 2024

	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate
Assets
Loans (1)(2)	$5,327,769	$252,376	6.33%	$4,347,308	$210,660	6.47%
Securities, AFS (3)	8,970	399	5.95%	9,884	477	6.45%
Securities, FHLB Stock	72,623	4,786	8.81%	69,132	4,751	9.18%
Interest bearing deposits	500,241	16,518	4.41%	466,277	18,943	5.43%
Total Interest Earning Assets	5,909,603	274,079	6.20%	4,892,601	234,831	6.41%
Noninterest Earning Assets (4)	105,949			149,263
Total Assets	$6,015,552			$5,041,864

Liabilities
Deposits:
Transaction accounts	$839,210	$27,630	4.40%	$395,765	$14,639	4.94%
Money Market & Savings	329,685	9,506	3.86%	395,580	13,152	4.44%
Time	2,743,269	90,925	4.43%	2,131,676	84,177	5.27%
Total interest-bearing deposits	3,912,164	128,061	4.38%	2,923,021	111,968	5.12%
Sub Debt	29,166	2,244	10.29%	40,767	2,855	9.35%
Borrowings	1,235,247	36,534	3.95%	1,321,471	35,815	3.62%
Total interest-bearing liabilities	5,176,577	166,839	4.31%	4,285,259	150,638	4.70%
Noninterest-bearing deposits	214,521			251,850
Other noninterest-bearing liabilities	41,027			57,697
Total noninterest-bearing liabilities	255,548			309,547
Equity	583,427			447,058
Total Liabilities and Equity	$6,015,552			$5,041,864

Net Interest Income		$107,240			$84,193
Net Interest Spread (5)			1.89%			1.72%
Net Interest Margin (6)			2.43%			2.30%
(1)    Loan balance includes loans held for investment and held for sale. Nonaccrual loans are included in total loan balances and no adjustment has been made for these loans in the yield calculation. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)    Loan fees of $114,000 and $216,000 for the nine months ended September 30, 2025 and 2024, respectively, are included in interest income.
(3)    Average yield based on carrying value and there are no tax-exempt securities in the portfolio.
(4)    Noninterest-earning assets includes the allowance for credit losses.
(5)    Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(6)    Net interest margin is annualized net interest income divided by total average interest-earning assets.

Northpointe Bancshares, Inc. Reports Third Quarter 2025 Results
October 21, 2025
13 of 18

End of Period Loan Balances
(Dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024

Residential:
Construction	$18,973	$27,144	$86,300
All-in-One (AIO)	701,580	662,829	581,728
Other Consumer/Home Equity	56,592	54,495	99,547
Residential Mortgage (1)	1,814,623	1,859,814	1,971,907
Commercial	10,581	856	750
MPP	3,364,886	2,891,668	1,671,829
Total Loans Held for Investment (HFI)	5,967,235	5,496,806	4,412,061
Total Loans Held for Sale (HFS)	259,835	331,199	345,024
Total Gross Loans (HFI and HFS)	$6,227,070	$5,828,005	$4,757,085

(1) Residential Mortgage loans consist of Closed end first liens, Closed end second liens, and Land development loans.

End of Period Deposit Balances
(Dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024

Noninterest-bearing demand	$235,733	$201,449	$221,928
Interest-bearing demand	1,056,372	749,479	383,517
Savings & money market	321,077	327,244	330,076
Brokered time deposits	2,779,204	2,790,399	2,273,538
Other time deposits	377,253	405,500	322,819
Total deposits	$4,769,639	$4,474,071	$3,531,878

Loan Servicing Fees	Three Months Ended			Nine Months Ended
(Dollars in thousands)	Sept 30, 2025	June 30, 2025	Sept 30, 2024	Sept 30, 2025	Sept 30, 2024

Fees on servicing	$2,027	$1,827	$1,584	$5,556	$10,565
Change in fair value of MSRs (1)	(910)	(302)	(1,873)	(1,919)	(4,595)
Total loan servicing fees	$1,117	$1,525	$(289)	$3,637	$5,970

(1) Includes change in fair value and paid in full MSRs.

Northpointe Bancshares, Inc. Reports Third Quarter 2025 Results
October 21, 2025
14 of 18

Net Gain on Sale of Loans	Three Months Ended			Nine Months Ended
(Dollars in thousands)	Sept 30, 2025	June 30, 2025	Sept 30, 2024	Sept 30, 2025	Sept 30, 2024

Capitalized MSRs	$1,285	$902	$643	$3,254	$2,736
Change in fair value of loans (1)	725	3,340	21,084	8,743	19,242
Gain (loss) on sale of portfolio loans (2)	1,234	—	(8,025)	1,234	(8,025)
Gain on sale of loans, net (3)	17,709	15,109	10,889	45,661	35,703
Total net gain on sale of loans	$20,953	$19,351	$24,591	$58,892	$49,656

Total net gain on sale of loans	$20,953	$19,351	$24,591	$58,892	$49,656
Less: change in fair value of loans HFI and LRA	(2,229)	(1,812)	(17,844)	(7,739)	(16,837)
Less: Gain (loss) on sale of portfolio loans	(1,234)	—	8,025	(1,234)	8,025
Total net gain on sale of loans, excluding portfolio sales and LRA / HFI fair value adjustments	$17,490	$17,539	$14,772	$49,919	$40,844
(1) Includes the change in fair value of interest rate locks, loans held for sale, and loans HFI.
(2) Includes proceeds from portfolio loans sales, which are netted against any associated changes in fair value of loans to determine total gain or loss on sale.
(3) Includes (a) net gain on sale of loans, (b) loan origination fees, points and costs, (c) provision from investor reserves, (d) gain or loss from forward commitments from hedging, and (e) fair value of LRA.

Salaries and employee benefits	Three Months Ended			Nine Months Ended
(Dollars in thousands)	Sept 30, 2025	June 30, 2025	Sept 30, 2024	Sept 30, 2025	Sept 30, 2024

Salaries and other compensation	$9,252	$8,737	$8,786	$26,596	$26,968
Salary deferral from loan origination	(1,151)	(991)	(836)	(3,110)	(2,974)
Bonus and incentive compensation	5,425	3,564	3,730	12,631	7,688
Mortgage production - variable compensation	7,578	7,730	6,632	21,365	19,119
Employee benefits	3,232	3,194	2,467	9,530	8,016
Total salaries and employee benefits	$24,336	$22,234	$20,779	$67,012	$58,817

Northpointe Bancshares, Inc. Reports Third Quarter 2025 Results
October 21, 2025
15 of 18

Non-performing Assets
(Dollars in thousands)	Sept 30, 2025	June 30, 2025	Sept 30, 2025

Unguaranteed	$50,870	$54,402	$33,641
Wholly or partially guaranteed	26,568	27,577	37,064
Total non-accrual loans	$77,438	$81,979	$70,705

Unguaranteed	$5,522	$3,938	$9,041
Wholly or partially guaranteed	941	974	171
Total past due loans (90 days or more and still accruing)	$6,463	$4,912	$9,212

Unguaranteed	$56,392	$58,340	$42,682
Wholly or partially guaranteed	27,509	28,551	37,235
Total non-performing loans	$83,901	$86,891	$79,917

Other real estate	$1,339	$203	$1,990

Total non-performing assets	$85,240	$87,094	$81,907

Total non-performing assets (excluding wholly or partially guaranteed)	$57,731	$58,543	$44,672

Loans past due 31-89 days	$43,016	$44,626	$32,795

Ratios:
Non-accrual loans to total gross loans	1.24%	1.41%	1.49%
Non-performing loans to total gross loans	1.35%	1.49%	1.68%
Non-performing assets to total assets	1.25%	1.35%	1.52%

Ratios excluding loans wholly or partially guaranteed:
Non-accrual loans to total gross loans	0.82%	0.93%	0.71%
Non-performing loans to total gross loans	0.91%	1.01%	0.90%
Non-performing assets to total assets	0.85%	0.91%	0.84%

Northpointe Bancshares, Inc. Reports Third Quarter 2025 Results
October 21, 2025
16 of 18

Regulatory Capital Ratios (1)	Sept 30, 2025 Ratio	June 30, 2025 Ratio	Sept 30, 2024 Ratio

Total Capital (to Risk Weighted Assets)
Consolidated	11.32%	11.80%	11.36%
Bank	11.14%	11.34%	11.22%
Tier 1 (Core) Capital (to Risk Weighted Assets)
Consolidated	10.72%	11.15%	10.37%
Bank	10.96%	11.15%	10.78%
CET 1 Capital Ratio (to Risk Weighted Assets)
Consolidated	8.96%	9.25%	7.93%
Bank	10.96%	11.15%	10.78%
Tier 1 Capital (to Average Assets)
Consolidated	9.57%	9.98%	8.77%
Bank	9.79%	9.98%	9.11%

(1) The regulatory capital ratios as of September 30, 2025 are estimates, pending completion and filing of the Bank's regulatory reports.

Northpointe Bancshares, Inc. Reports Third Quarter 2025 Results
October 21, 2025
17 of 18

Non-GAAP Financial Measures
This earnings release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. The measures entitled tangible common equity, tangible book value, tangible assets, tangible common equity to tangible assets and return on average tangible common equity are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are stockholders’ equity, book value per share, total assets, equity to assets and return on average equity, respectively.
The Company believes that non-GAAP financial measures provide useful information to management and investors that is supplementary to its financial condition, results of operations and cash flows computed in accordance with GAAP; however the Company acknowledges that the non-GAAP financial measures have inherent limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP, and these disclosures are not necessarily comparable to non-GAAP financial measures that other companies use.
The Company calculates tangible common equity as stockholders' equity less goodwill and intangible assets (net of deferred tax liability ("DTL") and preferred stock. The Company calculates tangible book value ("TBV") per share as tangible common equity divided by the number of shares of common stock outstanding at the end of the relevant period. The Company calculates tangible assets as total assets less intangible assets (net of DTL). The Company calculates tangible common equity/tangible assets as tangible common equity divided by tangible assets. The Company calculates return on average tangible common equity as annualized net income available to common stockholders divided by average tangible equity. The most directly comparable GAAP financial measures are outlined in the non-GAAP reconciliation table below.

Northpointe Bancshares, Inc. Reports Third Quarter 2025 Results
October 21, 2025
18 of 18

Non-GAAP Measures Reconciliation
	As of or for the Three Months Ended			As of or for the Nine Months Ended
(Dollars in thousands)	Sept 30, 2025	June 30, 2025	Sept 30, 2024	Sept 30, 2025	Sept 30, 2024

Stockholders' equity (GAAP)	$623,525	$604,277	$454,782	$623,525	$454,782
Less: Preferred stock	98,734	98,734	103,573	98,734	103,573
Less: Intangible assets, net of DTL	1,267	1,379	2,909	1,267	2,909
Tangible common equity	523,524	504,164	348,300	523,524	348,300
Common shares at end of period	34,364,659	34,364,659	25,689,560	34,364,659	25,689,560
Tangible book value per share	$15.23	$14.67	$13.56	$15.23	$13.56
Book value per share (GAAP)	$18.14	$17.58	$17.70	$18.14	$17.70
Total assets (GAAP)	$6,839,580	$6,430,894	$5,385,999	$6,839,580	$5,385,999
Less: Intangible assets, net of DTL	1,267	1,379	2,909	1,267	2,909
Tangible assets	$6,838,313	$6,429,515	$5,383,090	$6,838,313	$5,383,090

Tangible common equity/tangible assets	7.66%	7.84%	6.47%	7.66%	6.47%
Equity to assets (GAAP)	9.12%	9.40%	8.44%	9.12%	8.44%

Net income	$22,173	$20,344	$18,700	$59,766	$44,169
Less: Preferred stock dividends	2,041	2,296	1,601	6,544	5,853
Net income available to common stockholders	20,132	18,048	17,099	53,222	38,316

Annualized net income available to common stockholders	79,872	72,390	67,293	71,158	51,181
Average tangible common equity	518,238	499,667	343,981	481,665	331,531
Return on average tangible common equity	15.41%	14.49%	19.56%	14.77%	15.44%

Annualized net income	87,969	81,600	73,594	79,907	58,999
Average equity	618,312	599,853	455,828	583,427	447,058
Return on average equity (GAAP)	14.23%	13.60%	16.15%	13.70%	13.20%